Exhibit 99.1


FOR IMMEDIATE RELEASE                                  CONTACT: PAM JAMESON

                                                             (631) 847-3169


         GENERAL SEMICONDUCTOR REPORTS RECORD FIRST QUARTER SALES
             NET INCOME INCREASES 124% FROM YEAR EARLIER PERIOD

MELVILLE, NY (APRIL 20, 2000)-GENERAL SEMICONDUCTOR, INC. (NYSE:SEM), a leading manufacturer of discrete semiconductors, today reported record sales for the quarter ended March 31, 2000 of $115.0 million, an increase of 18.6% from the $97.0 million for the first quarter of 1999.

Operating income in the quarter was $18.9 million compared with $10.8 million in the comparable quarter of 1999, an improvement of 75.5%. Diluted earnings per share were $0.23 based on 49.6 million shares, compared with $0.12 and 36.8 million shares in the year earlier period, a per share improvement of 91.7%. The change in diluted shares reflects the issuance in December 1999 of $172.5 million 5 3/4% notes, convertible at $ 15.55 per share.

On a sequential basis, sales in the first quarter increased 1.9% from the $112.8 reported for the fourth quarter of 1999. Operating income for the quarter was $18.9 million compared with $18.4 million in the December quarter, an increase of 2.7%.

Orders were very strong from all regions, lead times lengthened, capacity utilization remained at 85% and average selling prices declined only 2.1% sequentially versus the 9.8% decline reported on a year-over-year basis.

The Company's MOSFET product line was expanded and new design wins were reported in the computer market during the period. Since the initial launch of MOSFETs in December 1999, General Semiconductor has received orders for the product from a motherboard manufacturer, a laptop manufacturer and a distributor.
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"We are very encouraged by performance in the first quarter, traditionally our most challenging period. Based on unit volume gains, backlog, and continued strong order intake, we now expect sales in the year 2000 could be approximately 20% higher than the $417.1 million reported in 1999 with unit volume gains in the range of 20-25%," stated Ronald A. Ostertag, Chairman and Chief Executive Officer. "Indications are that trade inventories are well controlled and, as compared with earlier semiconductor cycles, business is well balanced with demand spread across end-markets and geographic regions. I am very encouraged by our progress in the development of low power MOSFETs. Over 60 customer qualifications on eight new products are currently in progress. We expect to introduce 12 additional new MOSFET products targeted at cellular and automotive applications during the second quarter of this year."

General Semiconductor, Inc. is a market leader in the design, manufacture and distribution of discrete semiconductor components. The Company provides customers with a broad array of power management products including rectifiers, transient voltage suppressors, small signal transistors, diodes and MOSFETs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key markets for its products include automotive, computers, consumer and telecommunications equipment.

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward- looking" information in this press release.

         VISIT GENERAL SEMICONDUCTOR ON THE WEB AT www.gensemi.com
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                        GENERAL SEMICONDUCTOR, INC.

                       CONSOLIDATED INCOME STATEMENTS
          (UNAUDITED - IN THOUSANDS. EXCEPT PER SHARE INFORMATION)


                                                           THREE MONTHS ENDED
                                                                  MARCH 31,
                                                        -----------------------
                                                           2000         1999
                                                        ---------    ----------

NET SALES                                                $114,970       $96,961
                                                        ---------    ----------
OPERATING COSTS AND EXPENSES:
   Cost of sales                                           80,437        72,477
   Selling, general and administrative                     12,664        10,963
   Research and development                                 1,674         1,460
   Amortization of excess of cost over fair value
      of net assets acquired                                1,285         1,286
                                                        ---------    ----------
      Total operating costs and expenses                   96,060        86,186
                                                        ---------    ----------
OPERATING INCOME                                           18,910        10,775
Other income (expense)-net                                     15           (58)
Interest expense-net                                       (5,305)       (5,048)
                                                        ---------    ----------
INCOME BEFORE INCOME TAXES                                 13,620         5,669
Provision for income taxes                                 (4,086)       (1,417)
                                                        ---------    ----------

NET INCOME                                                 $9,534        $4,252
                                                        =========    ==========
WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                   37,331        36,820
   Diluted                                                 49,612        36,844

EARNINGS PER SHARE:
   Basic                                                    $0.26         $0.12
   Diluted                                                  $0.23         $0.12


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                        GENERAL SEMICONDUCTOR, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In Thousands)

                                                     (unaudited)
                                                       March 31,    December 31,
                                                         2000          1999
                                                     ------------   ------------
Cash                                                   $  5,417       $  2,586
Accounts receivable, less allowance for doutful
  accounts                                               67,820         63,246
Inventories                                              46,203         43,480
Other current assets                                     22,754         21,973
                                                     ------------   ------------
Total current assets                                    142,194        131,285
Total non-current assets                                441,568        442,514
                                                     ------------   ------------
TOTAL ASSETS                                           $583,762       $573,799
                                                     ------------   ------------
Total current liabilities                              $ 71,658       $ 66,564
                                                     ------------   ------------
Long-term debt                                          264,500        276,500
Other liabilites                                         97,748         99,353
                                                     ------------   ------------
Total non-current liabilities                           362,248        375,853
                                                     ------------   ------------
Total liabilities                                       433,906        442,417
Total stockholders' equity                              149,856        131,382
                                                     ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $583,762       $573,799
                                                     ------------   ------------
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                        GENERAL SEMICONDUCTOR, INC.
                           CONSOLIDATED CASH FLOW
                         (Unaudited - In Thousands)

                                                         Three months ended
                                                             March 31,
                                                     ---------------------------
                                                         2000           1999
                                                     ------------   ------------

Income from operations                                 $  9,534       $  4,252

Adjustments to reconcile to net cash provided by
  operating activities:
 Depreciation and amortization                            7,358          6,740
 Changes in assets and liabilities                       (2,916)       (16,127)
                                                     ------------   ------------
Net cash provided by operating activities                13,976         (5,135)
Capital expenditures                                     (6,750)        (6,787)
Net cash provided by financing activities                (4,395)        11,000
                                                     ------------   ------------
Increase in cash                                          2,831           (922)
Cash, beginning of period                                 2,586          3,225
                                                     ------------   ------------
Cash, end of period                                    $  5,417       $  2,303
                                                     ============   ============